Exhibit 10.9
SEMPRA
<YEAR> LONG TERM INCENTIVE PLAN
YEAR <YEAR> PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

You have been granted a performance-based restricted stock unit award representing the right to receive the number of shares of Sempra Common Stock set forth below, subject to the vesting conditions set forth below. The restricted stock units, and dividend equivalents with respect to the restricted stock units, under your award may not be sold or assigned. They will be subject to forfeiture unless and until they vest based upon the satisfaction of earnings per share performance criteria for the performance period beginning on January 1, <YEAR> and ending on December 31, <YEAR>. Shares of Common Stock will be distributed to you after the completion of the performance period ending on December 31, <YEAR> if, and to the extent that, the restricted stock units vest under the terms and conditions of your award.

The terms and conditions of your award are set forth in the attached Year <YEAR> Performance-Based Restricted Stock Unit Award Agreement (the “Award Agreement”) and in the Sempra <YEAR> Long Term Incentive Plan (the “Plan”), which has been provided to you. The summary below highlights selected terms and conditions but it is not complete and you should carefully read the Award Agreement and the Plan to fully understand the terms and conditions of your award.

SUMMARY

Date of Award:	<DATE>, <YEAR>
Name of Recipient:	NAME
Recipient’s Employee Number:	EE ID
Number of Restricted Stock Units (prior to any dividend equivalents):
At Target:	# RSU
At Maximum:	200% of Target (e.g. 1,000 at Target = 2,000 at Maximum)
Award Date Fair Market Value per Share of Common Stock (Closing Stock Price on Date of Award):	$<PRICE>

Restricted Stock Units:
Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award. Your restricted stock units are not shares of Common Stock. The target number of restricted stock units will vest (subject to adjustment as described below) if, and to the extent that, the Compensation and Talent Development Committee of Sempra’s Board of Directors (the “Compensation Committee”) determines that the target “Earnings Per Share Growth” (as defined in the Award Agreement) has been achieved for the performance period. If above target Earnings Per Share Growth is achieved, you may vest in up to the maximum number of restricted stock units plus reinvested dividend equivalents as described below.

Vesting/Forfeiture of Restricted Stock Units:
Subject to certain exceptions set forth in the Award Agreement, your restricted stock units (including units attributable to reinvested dividend equivalents) will vest only in the event, and to the extent, that the Compensation Committee determines and certifies that Sempra has met the specified Earnings Per Share Growth performance, as described below, for the performance period beginning on January 1, <YEAR> and ending on December 31, <YEAR>. Any vesting will occur immediately following such determination and certification. Any restricted stock units that do not vest with the Compensation Committee’s determination and certification (or otherwise in accordance with the Award Agreement) will be forfeited. All determinations of the Compensation Committee as to the level of Earnings Per Share Growth and the number of your restricted stock units (and accompanying dividend equivalents) that vest is final and binding.

Transfer Restrictions:
Your restricted stock units may not be sold or otherwise transferred and will remain subject to forfeiture conditions until they vest.

Termination of Employment:
Subject to certain exceptions set forth in the Award Agreement, your restricted stock units will be forfeited if your employment terminates.
Recoupment:
Sempra reserves the right to recoup the compensation received in connection with your award of restricted stock units (i) as required by applicable law or the rules or requirements of the primary national securities exchange on which Sempra’s common stock is listed, (ii) as required by the compensation recovery policy implemented or maintained by Sempra (“Compensation Recovery Policy”) or (iii) if your fraudulent or intentional misconduct is found, in the sole discretion of the Compensation Committee, to have materially affected the operations or financial results of Sempra or its Subsidiaries.

Dividend Equivalents:
You also have been awarded dividend equivalents with respect to your restricted stock units. Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award. Your dividend equivalents will be determined based on the dividends that you would have received had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock). The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Direct Stock Purchase Plan (also known as the Sempra Dividend Reinvestment Plan). Your dividend equivalents will be subject to the same transfer restrictions, forfeiture and recoupment provisions, and vesting conditions as the shares represented by your restricted stock units.

Distribution of Shares:
Shares of Common Stock will be distributed to you to the extent your restricted stock units (and accompanying dividend equivalents) vest. Except as provided otherwise in the Award Agreement, the shares will be distributed to you after the completion of the performance period ending on December 31, <YEAR> and the Compensation Committee’s determination and certification of Earnings Per Share Growth performance for the performance period. The shares of Common Stock will include the additional shares to be distributed pursuant to your vested dividend equivalents.

Taxes:
Upon distribution of shares of Common Stock to you, you will be subject to income taxes on the value of the distributed shares at the time of distribution and must pay applicable withholding taxes.

By your acceptance of this award, you agree to all of the terms and conditions set forth in this Cover Page/Summary, the Award Agreement and the Plan. You will be deemed to have accepted this award unless you affirmatively reject the award in accordance with the procedures described herein.

Sempra:	<SIGNATURE>
Title:	<NAME> <CEO or CHRO (however designated)>

SEMPRA
<YEAR> LONG TERM INCENTIVE PLAN
Year <YEAR> Performance-Based Restricted Stock Unit Award Agreement

Award:
You have been granted a performance-based restricted stock unit award under Sempra’s <YEAR> Long Term Incentive Plan (the “Plan”). The award consists of the number of restricted stock units set forth on the Cover Page/Summary to this Award Agreement, and dividend equivalents with respect to the restricted stock units (described below). Capitalized terms used in this Award Agreement and not defined shall have the meaning set forth in the Plan.
Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award. Your restricted stock units are not shares of Common Stock.
Each restricted stock unit initially represents the right to receive one share of Common Stock upon the vesting of the unit.
Unless and until they vest, your restricted stock units and any dividend equivalents will be subject to transfer restrictions and forfeiture and vesting conditions.
Subject to the provisions below relating to the treatment of your restricted stock units in connection with a Change in Control, your restricted stock units (and dividend equivalents) will vest only in the event, and only to the extent, that the Compensation and Talent Development Committee of Sempra’s Board of Directors (the “Compensation Committee”) determines and certifies that Sempra has met the Earnings Per Share Growth performance for the performance period beginning January 1, <YEAR> and ending on December 31, <YEAR> as described below. Any restricted stock units (and dividend equivalents) that do not vest will be forfeited.
Subject to certain exceptions set forth herein, your restricted stock units (and dividend equivalents) will be forfeited if your employment terminates before they vest; provided, however, that the Compensation Committee, in its sole discretion, may determine that all or a portion of such restricted stock units (and dividend equivalents) will not be forfeited but will continue to be subject to transfer restrictions and other vesting conditions applicable under this Award Agreement (subject to Code Section 409A requirements and the terms of the Plan).
See “Vesting/Forfeiture,” “Transfer Restrictions,” and “Termination of Employment” below.

Vesting/Forfeiture:
Subject to the provisions below relating to the treatment of your restricted stock units in connection with a Change in Control, your restricted stock units (and dividend equivalents) will vest only in the event, and to the extent, that the Compensation Committee determines and certifies that the Earnings Per Share Growth performance for the performance period has been met. Any vesting will occur immediately following such determination and certification. THE COMPENSATION COMMITTEE RETAINS SOLE AND EXCLUSIVE AUTHORITY TO DETERMINE THE LEVEL OF EARNINGS PER SHARE GROWTH AND THE NUMBER OF YOUR RESTRICTED STOCK UNITS (AND ACCOMPANYING DIVIDEND EQUIVALENTS) THAT VEST. THE DETERMINATION OF THE COMPENSATION COMMITTEE AS TO ALL MATTERS RELATING TO THIS AWARD IS FINAL AND BINDING.

Earnings Per Share Growth performance is determined based upon the percentile ranking for the performance period of the compound annual growth rate of Sempra’s adjusted earnings per share (“Adjusted EPS CAGR”) among companies (ranked by Adjusted EPS CAGR) in the S&P 500 Utilities Index excluding water companies (“Peers”). For purposes of this determination, (i) the starting point to calculate Adjusted EPS CAGR for the performance period shall be Sempra’s and Peers’ respective <YEAR> adjusted earnings per share and (ii) the ending point to calculate Adjusted EPS CAGR for the performance period shall be Sempra’s and Peers’ respective <YEAR> adjusted earnings per share, and in each case, (a) adjusted earnings per share for Sempra shall be as reported by Sempra, provided that the Compensation Committee may, in its sole discretion, apply additional adjustments to Sempra’s adjusted earnings per share (such additional adjustments, for the avoidance of doubt, may be to either the starting point or ending point adjusted earnings per share or to both the starting point and ending point adjusted earnings per share),and (b) the adjusted earnings per share for Peers shall be as reported by each company, provided that if a company does not report adjusted earnings per share, its earnings per share under generally accepted accounting principles of the United States of America shall be used in lieu of adjusted earnings per share, and if there is any ambiguity on what constitutes a Peer company’s adjusted earnings per share, the Compensation Committee shall determine which reported measure to use as adjusted earnings per share. For fiscal <YEAR>, Sempra’s adjusted earnings per share shall exclude the effect of any common stock buybacks not contemplated in Sempra’s most recent financial plans publicly communicated prior to the Date of Award. [For the avoidance of doubt, weighted average shares outstanding as diluted to reflect outstanding stock options and RSUs (“Diluted WASO”) shall include the impact of any compensation or incentive plan transactions that reduce Diluted WASO including, without limitation, transactions from tax withholding obligations and expirations or forfeitures of stock options and restricted stock units.]

The Compensation Committee shall have discretion to make any other adjustments that it deems necessary or desirable in the calculation or ranking of Adjusted EPS CAGR for Sempra and Peers.
The Compensation Committee in its sole discretion shall determine the calculation of Adjusted EPS CAGR, the extent to which the Earnings Per Share Growth performance has been achieved and the number of restricted stock units (and accompanying dividend equivalents) that vest.

The percentage of your target number of restricted stock units that vests will be determined as follows:

Sempra Earnings Per Share Growth Percentile Ranking	Percentage of Target Number of Restricted Stock Units that Vests
90th	200%
75th	150%
50th	100%
25th	25%
Below 25th	0%

If Earnings Per Share Growth as determined by the Compensation Committee does not equal a percentile ranking shown in the above table, the percentage of your target number of restricted stock units that vests will be determined by a linear interpolation between the next lowest percentile shown in the table and the next highest percentile shown on the table.

If the Earnings Per Share Growth is at or above the 90th percentile, 200% of your target number of restricted stock units will vest.

If the Earnings Per Share Growth is below the 25th percentile, none of your restricted stock units will vest.

Following the end of the performance period, the Compensation Committee will determine and certify the extent to which Sempra has met the Earnings Per Share Growth performance for the performance period and the extent to which, if any, your restricted stock units have then vested and any such vesting shall occur immediately following such determination and certification by the Compensation Committee. You will receive the number of shares of Common Stock equal to the number of your vested restricted stock units after the Compensation Committee’s determination and certification. Also, you will receive the number of shares of Common Stock equal to your vested dividend equivalents after the Compensation Committee’s determination and certification. Certificates for the shares will be transferred to your brokerage account unless you specifically instruct otherwise. When the shares of Common Stock are issued to you, your restricted stock units (vested and unvested) and your dividend equivalents will terminate.

Transfer Restrictions:	You may not sell or otherwise transfer or assign your restricted stock units (or your dividend equivalents).

Dividend Equivalents & Capitalization Adjustments:
You also have been awarded dividend equivalents with respect to your restricted stock units. Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award. Your dividend equivalents will be determined based on the dividends that you would have received had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock). The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Direct Stock Purchase Plan (also known as the Sempra Dividend Reinvestment Plan).
Your dividend equivalents will be subject to the same transfer restrictions, forfeiture and recoupment provisions, and vesting conditions as your restricted stock units. They will vest when and to the extent that your restricted stock units vest.
Also, your restricted stock units (and dividend equivalents), including the terms and conditions thereof, will, in the sole discretion of the Compensation Committee, be substituted or adjusted, as applicable, in accordance with the terms and conditions of the Plan. Any additional restricted stock units (and dividend equivalents) awarded to you as a result of such substitution or adjustment also will be subject to the same transfer restrictions, forfeiture and recoupment provisions, and vesting conditions and other terms and conditions that are applicable to your restricted stock units (and dividend equivalents).

No Shareholder Rights:	Your restricted stock units (and dividend equivalents) are not shares of Common Stock. You will have no rights as a shareholder unless and until shares of Common Stock are issued to you following the vesting of your restricted stock units (and dividend equivalents) as provided in this Award Agreement and the Plan.
Distribution of Shares:
As described in “Vesting/Forfeiture” above, the Compensation Committee will determine and certify the extent to which Sempra has met the performance criteria and the extent, if any, as to which your restricted stock units (and dividend equivalents) have then vested in accordance with the terms of the award.
You will receive the number of shares of Common Stock equal to the number of your restricted stock units that have vested. However, in no event will you receive under this award, and other awards granted to you under the Plan in the same fiscal year of Sempra, more than the maximum number of shares of Common Stock permitted under the Plan. Also, you will receive the number of shares of Common Stock equal to your vested dividend equivalents after the Compensation Committee’s determination and certification.
You will receive the shares as soon as reasonably practicable following the Compensation Committee’s determination and certification (and in no event later than March 15, <YEAR>). Once you receive the shares of Common Stock, your vested and unvested restricted stock units (and dividend equivalents) will terminate.

Termination of Employment:
Termination:
If your employment with Sempra and its Subsidiaries terminates for any reason prior to the vesting of your restricted stock units (and dividend equivalents) (other than under the circumstances set forth below), all of your restricted stock units (and dividend equivalents) will be forfeited. Subject to the provisions below relating to the treatment of your restricted stock units in connection with a Change in Control, the vesting of your restricted stock units (and dividend equivalents) does not occur until the date of the Compensation Committee’s determination and certification described above.
If your employment terminates prior to a Change in Control, other than by termination for cause, and you had both completed at least five years of continuous service with Sempra and its Subsidiaries AND met any of the following conditions:
1.)your employment terminates on or after December 31, <YEAR> and at the date of termination you had attained age 55; or
2.)your employment terminates on or after November 30, <YEAR> and at the date of termination you had attained age 62; or
3.)at the date of termination you had attained age 65 and you were an officer subject to Sempra’s or your employer’s mandatory retirement policy;
your restricted stock units (and dividend equivalents) will not be forfeited but will continue to be subject to the transfer restrictions and vesting conditions and other terms and conditions of this Award Agreement (subject to Code Section 409A requirements and the terms of the Plan).
If your employment terminates by reason of your death prior to the vesting of your restricted stock units and your award would otherwise be forfeited (for example, you do not meet the age and service conditions described above), your restricted stock units (and dividend equivalents) will not be forfeited but will continue to be subject to the transfer restrictions and vesting conditions and other terms and conditions of this Award Agreement (subject to Code Section 409A requirements and the terms of the Plan).
If your employment terminates and your restricted stock units (and dividend equivalents) would otherwise be forfeited, the Compensation Committee, in its sole discretion, may determine prior to such termination that all or a portion of such restricted stock units (and dividend equivalents) will not be forfeited but will continue to be subject to the transfer restrictions and vesting conditions and other terms and conditions of this Award Agreement (subject to Code Section 409A requirements and the terms of the Plan).

Termination for Cause:
If your employment with Sempra and its Subsidiaries terminates for cause, or your employment would have been subject to termination for cause, prior to the vesting of your restricted stock units (and dividend equivalents), all of your restricted stock units (and dividend equivalents) will be forfeited.
Prior to the consummation of a Change in Control, a termination for cause is (i) the willful failure by you to substantially perform your duties with Sempra or your employer (other than any such failure resulting from your incapacity due to physical or mental illness), (ii) the grossly negligent performance of such obligations referenced in clause (i) of this definition, (iii) your gross insubordination; and/or (iv) your commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on Sempra, monetarily or otherwise, or one or more significant acts of dishonesty. For purposes of clause (i), no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interests of Sempra and its Subsidiaries. If your restricted stock units remain outstanding following a Change in Control pursuant to a Replacement Award, a termination for cause following such Change in Control shall be determined in accordance with the provisions of the Plan that define “Cause”, including reasonable notice and, if possible, a reasonable opportunity to cure as provided therein.

Taxes:
Withholding Taxes:	When you become subject to withholding taxes upon distribution of the shares of Common Stock or otherwise, Sempra or its Subsidiary is required to withhold taxes. Unless you instruct otherwise and pay or make arrangements satisfactory to Sempra to pay these taxes, upon the distribution of your shares, Sempra will withhold a sufficient number of shares of common stock that you would otherwise be entitled to receive to cover the minimum required withholding taxes and transfer to you only the remaining balance of your shares. In the event that, following a Change in Control, your restricted stock units become eligible for a distribution upon your Retirement by reason of your combined age and service, your restricted stock units may become subject to employment tax withholding prior to the distribution of shares with respect to such units.
Code Section 409A:	Your restricted stock units are subject to provisions of the Plan which set forth terms to comply with Code Section 409A.
Recoupment:	Sempra reserves the right to recoup the compensation received in connection with your award of restricted stock units (i) as required by applicable law or the rules or requirements of the primary national securities exchange on which Sempra’s common stock is listed, (ii) as required by the compensation recovery policy implemented or maintained by Sempra (“Compensation Recovery Policy”) or (iii) if your fraudulent or intentional misconduct is found, in the sole discretion of the Compensation Committee, to have materially affected the operations or financial results of Sempra or its Subsidiaries.
Retention Rights:	Neither your restricted stock unit award nor this Award Agreement gives you any right to be retained by Sempra or any of its Subsidiaries in any capacity and your employer reserves the right to terminate your employment at any time, with or without cause. The value of your award will not be included as compensation or earnings for purposes of any other benefit plan offered by Sempra or any of its Subsidiaries.

Change in Control:	In the event of a Change in Control, the following terms shall apply:

•If (i) you have achieved age 55 and have completed at least five years of continuous service with Sempra and its Subsidiaries as of the date of a Change in Control and your restricted stock units have not been forfeited prior to the Change in Control, (ii) your outstanding restricted stock units as of the date of a Change in Control are not subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A and/or (iii) your outstanding restricted stock units are not assumed or substituted with one or more Replacement Awards (as defined in the Plan), then in each case your outstanding restricted stock units and any associated dividend equivalents will vest immediately prior to the Change in Control with the applicable performance goals deemed to have been achieved at the greater of target level as of the date of such vesting or the actual performance level had the performance period ended on the last day of the calendar year immediately preceding the date of the Change in Control. If the foregoing terms apply, immediately prior to the date of the Change in Control you will receive a number of shares of Common Stock equal to the number of your restricted stock units and dividend equivalents that have vested.

•If your outstanding restricted stock awards are assumed or substituted with one or more Replacement Awards, then, except as provided otherwise in an individual severance agreement or employment agreement to which you are a party, the terms set forth in the Plan shall apply with respect to such Replacement Award following the Change in Control. If the foregoing terms apply and the Replacement Award vests upon your separation from service or death, on such date, you will receive a number of shares or other property in settlement of the Replacement Awards.

Further Actions:
You agree to take all actions and execute all documents appropriate to carry out the provisions of this Award Agreement.
You shall be deemed to have accepted this award unless you affirmatively reject it in writing addressed to the Corporate Secretary of Sempra no later than 90 days following the Date of Award.
You also appoint as your attorney-in-fact each individual who at the time of so acting is the Secretary or an Assistant Secretary of Sempra with full authority to effect any transfer of any shares of Common Stock distributable to you, including any transfer to pay withholding taxes, that is authorized by this Award Agreement.

Applicable Law:	This Award Agreement will be interpreted and enforced under the laws of the State of California.
Other Agreements:	In the event of any conflict between the terms of this Award Agreement and any written employment, severance or other employment-related agreement between you and Sempra, the terms of this Award Agreement, or the terms of such other agreement, whichever are more favorable to you, shall prevail, provided that in each case a conflict shall be resolved in a manner consistent with the intent that your restricted stock units comply with Code Section 409A. In the event of a conflict between the terms of this Award Agreement and the Plan, the Plan document shall prevail. In the event of a conflict between the terms of this Award Agreement and Sempra’s Compensation Recovery Policy, the terms of the Compensation Recovery Policy shall prevail.

By your acceptance of this award, you agree to all of the terms and conditions set forth in the Cover Page/Summary, this Award Agreement and the Plan. You will be deemed to have accepted this award unless you affirmatively reject the award in accordance with the procedures described herein.